EXHIBIT 10.42

CANADIAN COLLATERAL PLEDGE AGREEMENT

This Canadian Collateral Pledge Agreement (“Agreement”), dated as of May 11, 2012, is made by STELLAR PHARMACEUTICALS INC., a corporation formed under the laws of the Province of Ontario(the “Pledgor”) in favor of MIDCAP FUNDING III, LLC, a Delaware limited liability company, as agent under the Loan Agreement referenced below (“Secured Party”).

BACKGROUND

A.           This Agreement is executed in connection with that certain Loan and Security Agreement (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), dated as of even date herewith, entered into by and among Pledgor, Tribute Pharma Canada Inc, and Tribute Pharmaceuticals Canada Ltd. (individually, each a “Borrower” and collectively the “Borrowers”), Secured Party and the Lenders.  All capitalized terms used herein and not defined shall have the same meanings assigned to such terms in the Loan Agreement.

B.           This Agreement is given and is intended to provide additional security for the obligations owing by Borrowers (including Pledgor) to Secured Party and the Lenders.

NOW THEREFORE, in consideration of the premises and covenants and agreements hereinafter set forth and for other good and sufficient consideration, the receipt of which is hereby acknowledged, Pledgor, intending to be legally bound hereby, covenants and agrees as follows:

1. Pledgor, for the purpose of granting a continuing lien and security interest, does hereby assign, pledge, hypothecate, deliver and set over to Secured Party, its successors and assigns, for the ratable benefit of Agent and Lenders, all of the following property, together with any additions, exchanges, replacements and substitutions therefor, dividends and distributions with respect therefore, and the proceeds thereof (collectively, the “Pledged Collateral”):

(a) all of the shares of capital stock of those corporations listed on Schedule I attached hereto, whether now owned or hereafter acquired by such Pledgor or in which such Pledgor now or hereafter has any rights, options or warrants, together with all certificates representing such shares and all rights (but none of the obligations) under or arising out of the applicable organizational documents of such corporations;

(b) all of the partnership interests in those limited partnerships and general partnerships listed on Schedule I attached hereto, whether now owned or hereafter acquired by such Pledgor or in which such Pledgor now or hereafter has any rights, options or warrants, together with all certificates representing such interests and all rights (but none of the obligations) under or arising out of the applicable organizational documents of such companies; and

(c) all of the membership interests in those limited liability companies listed on Schedule I attached hereto, whether now owned or hereafter acquired by such Pledgor or in which such Pledgor now or hereafter has any rights, options or warrants, together with all certificates representing such interests and all rights (but none of the obligations) under or arising out of the applicable organizational documents of such companies.

2. The pledge and security interest described herein shall continue in effect to secure all Obligations from time to time incurred or arising unless and until all Obligations have been indefeasibly paid and satisfied in full and all commitments of Agent and the Lenders to make Term Loans or any other advances of credit under the Loan Agreement have been terminated.

3. Pledgor hereby represents and warrants that:

(a) Except as pledged herein, no Pledgor has sold, assigned, transferred, pledged or granted any option or security interest in or otherwise hypothecated the Pledged Collateral in any manner whatsoever, and the Pledged Collateral is pledged herewith free and clear of any and all liens, security interests, encumbrances, claims, pledges, restrictions, legends, and options;

(b) Pledgor has the full power and authority to execute, deliver, and perform its obligations under this Agreement and to pledge the Pledged Collateral hereunder;

(c) This Agreement constitutes the valid and binding obligation of Pledgor, enforceable in accordance with its terms, and the pledge of the Pledged Collateral referred to herein is not in violation of and shall not create any default under any agreement, undertaking or obligation of any Pledgor;

(d) The Pledged Collateral has been duly and validly authorized and issued by the issuer thereof and, if applicable, such Pledged Collateral is fully paid for and non-assessable;

(e) Pledgor is pledging hereunder all of Pledgor’s interest and ownership in all entities listed on Schedule I attached hereto (each entity, an “Issuer”);

(f) Schedule I and Schedule II are true, correct and complete in all respects;

(g) Contemporaneously with the execution hereof, Pledgor is delivering to Secured Party all certificates representing or evidencing the Pledged Collateral, if any, accompanied by duly executed instruments of transfer or assignments in blank, to be held by Secured Party, in accordance with the terms hereof;

(h) Contemporaneously with the execution hereof, Pledgor is delivering to Secured Party a copy of the articles or certificate of incorporation and/or certificate of registration or formation (as applicable) and the bylaws, partnership agreement and/or operating agreement (as applicable) governing (as of the date hereof) each corporation, limited partnership, general partnership or limited liability company listed on Schedule I attached hereto; and

(i) Pledgor has delivered to each Issuer a Pledge Instruction, substantially in the form of Exhibit “A” attached hereto, wherein Pledgor has instructed each such Issuer to comply with any instructions originated by the Secured Party with respect to the interests of Pledgor in such entity without further consent of Pledgor.  Pledgor has also caused each such Issuer to register the security interest granted hereunder on its books and records and to deliver to Secured Party a Pledge Acknowledgment, substantially in the form of Exhibit “B” attached thereto, wherein such Issuer shall acknowledge that it has been instructed to and shall comply with any instructions originated by the Secured Party with respect to the interests of Pledgor in such entity without further consent of Pledgor.

4. Pledgor hereby represents and warrants that the equity interests issued by it or any other part of the Pledged Collateral shall be a “security”  as governed by and defined in the Securities Transfer Act (Ontario) (the “STA”).  As of the date hereof, none of the equity interests issued by any Issuer that is not a corporation (or any other part of the Pledged Collateral related thereto) are evidenced by certificates.  No Pledgor shall permit any such Issuer that is not a corporation to either (x) adopt any amendments or modifications to any of its certificate or articles of formation, partnership agreement, operating agreement or any other entity governance document or any other document governing or evidencing the equity interests issued by such Issuer (or any other part of the Pledged Collateral related thereto) to provide that such equity interest (or any other part of the Pledged Collateral related thereto) shall be a “security” as governed by and defined in the STA or (y) issue any certificates to evidence the equity interests issued by any such Issuer (or any other part of the Pledged Collateral related thereto).

5. Pledgor hereby authorizes Secured Party to file Personal Property Security Act (Ontario) (“PPSA”) financing statements listing Pledgor as the “debtor” and Secured Party as the “secured party” and giving a description of the Pledged Collateral as the “collateral” covered by such financing statement in jurisdictions, and to file any and all amendments and continuations thereof, as Secured Party may from time to time determine to be necessary, prudent or desirable in order to perfect any security interest granted hereunder under the PPSA, all whether or not Pledgor has signed or authenticated any financing statement, amendment or continuation (to the extent filing of any financing statement, amendment or continuation without the signature or authentication of Pledgor is permitted by applicable law).  Pledgor hereby represents and warrants that the full legal name of Pledgor as reflected on the records of its jurisdiction of incorporation is as set forth in the preamble to this Agreement, and a valid mailing address of Pledgor is the notice address specified in Section 25 below, and the full legal name of each Issuer is as set forth on Schedule I.  Pledgor also represents and warrants that it is a corporation incorporated under the laws of the Province of Ontario, and as set forth in the preamble to this Agreement, and no other or additional jurisdiction.  Pledgor shall give at least thirty (30) days prior written notice to Secured Party of (i) any change by Pledgor to Pledgor’s legal name or (ii) any action by Pledgor to change its jurisdiction of organization, to become organized in more than one jurisdiction of organization or to enter into any merger or consolidation or (iii) any change by Pledgor to its mailing address (and Pledgor shall deliver to Secured Party certified copies of the documents filed with the respective governmental filing or recording offices effecting any such change).

6. If an Event of Default occurs under the Loan Agreement, then Secured Party may, at its sole option, exercise from time to time with respect to the Pledged Collateral any and/or all rights and remedies available to it hereunder, under the PPSA, the STA or otherwise available to it, at law or in equity, including, without limitation, the right to dispose of the Pledged Collateral at public or private sale(s) or other proceedings, and Pledgor agrees that, if permitted by law, Secured Party or its nominee may become the purchaser at any such sale(s).

7.             (a) In addition to all other rights granted to Secured Party herein, under the PPSA, the STA or otherwise available at law or in equity, Secured Party, shall have the following rights, each of which may be exercised at Secured Party’s sole discretion (but without any obligation to do so), at any time following the occurrence of an Event of Default under the Loan Agreement, without further consent of any Pledgor:  (i) transfer the whole or any part of the Pledged Collateral into the name of itself or its nominee or to conduct a sale of the Pledged Collateral pursuant to the PPSA, the STA or pursuant to any other applicable law; (ii) vote the Pledged Collateral; (iii) notify the persons obligated on any of the Pledged Collateral to make payment to Secured Party, of any amounts due or to become due thereon; and (iv) release, surrender or exchange any of the Pledged Collateral at any time, or to compromise any dispute with respect to the same.  Secured Party may proceed against the Pledged Collateral, or any other collateral securing the Obligations, in any order, and against any Pledgor and any other obligor, jointly and/or severally, in any order to satisfy the Obligations.  Pledgor waives and releases any right to require Secured Party to first collect any of the Obligations secured hereby from any other collateral of Pledgor or any other party securing the Obligations under any theory of marshalling of assets, or otherwise.  All rights and remedies of Secured Party are cumulative, not alternative.

(b) Pledgor hereby irrevocably appoints Secured Party its attorney-in-fact, subject to the terms hereof, following the occurrence and during the continuance of an Event of Default under the Loan Agreement, at Secured Party’s option, (i) to effectuate the transfer of the Pledged Collateral on the books of the issuer thereof to the name of Secured Party or to the name of Secured Party’s nominee, designee or assignee; (ii) to endorse and collect checks payable to Pledgor representing distributions or other payments on the Pledged Collateral; and (iii) to carry out the terms and provisions hereof.

8. The proceeds of any Pledged Collateral received by Secured Party at any time, whether from the sale of Pledged Collateral or otherwise, may be applied to or on account of the Obligations and in such order as Secured Party may elect.  In addition, Secured Party may, in its discretion, apply any such proceeds to or on account of the payment of all costs, fees and expenses (including, without limitation, attorneys’ fees) which may be incurred by Secured Party in connection with this Agreement, the Loan Agreement and/or any of the other Loan Documents and/or the transactions contemplated hereby or thereby and the enforcement of the rights of Secured Party, the Agent and/or any Lender in respect hereof or thereof as and to the extent provided for in Section 9.4 of the Loan Agreement.

9. Pledgor recognizes that Secured Party may be unable to effect, or may effect only after such delay which would adversely affect the value that might be realized from the Pledged Collateral, a public sale of all or part of the Pledged Collateral by reason of certain prohibitions contained in applicable securities legislation and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof.  Pledgor agrees that any such private sale may be at prices and on terms less favorable to Secured Party or the seller than if sold at public sales, and therefore recognizes and confirms that such private sales shall not be deemed to have been made in a commercially unreasonable manner solely because they were made privately.  Pledgor agrees that Secured Party has no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under applicable securities legislation.

10. In the event that any stock dividend, reclassification, readjustment or other change is made or declared in the capital structure of any corporation listed on Schedule I attached hereto or any Pledgor acquires or in any other manner receives additional shares of stock in any such corporation, or any option included within the Pledged Collateral with respect to the stock of such corporation is exercised, any and all such new, substituted or additional shares or other securities issued by reason of any such change or exercise to Pledgor shall immediately and automatically become subject to this Agreement and the pledge and grant of a security interests created by Pledgor hereunder and Pledgor hereby grants a security interest in any such future shares to Secured Party to secure the Obligations.  Any and all certificates issued to any Pledgor with respect to any such new, substituted or additional shares or other securities shall be delivered to and held by Secured Party under the terms hereof in the same manner as the Pledged Collateral originally pledged hereunder.  No distribution may be paid to or retained by any Pledgor unless expressly permitted in writing by the Loan Agreement.  Immediately upon the issuance of any such new, substituted or additional shares or other securities, Pledgor shall deliver written notice of such issuance to Secured Party, which such written notice shall include an updated and amended Schedule I (as applicable) to this Agreement, which shall upon delivery be deemed to have amended and restated the previously effective version of such Schedule I.

11. In the event that any change is made or declared in the capital structure of any corporation, limited partnership, general partnership or limited liability company listed on Schedule I attached hereto, or any Pledgor acquires or in any other manner receives additional equity, partnership, membership or other ownership interests in any such entity, or any option included within the Pledged Collateral with respect to the equity interests in such entity is exercised, any and all such additional equity, partnership, membership or other ownership interests issued by reason of any such change or exercise to Pledgor shall immediately and automatically become subject to this Agreement and the pledge and grant of a security interests created by any Pledgor hereunder and Pledgor hereby grants a security interest in any such future interests to Secured Party to secure the Obligations.  Any and all certificates issued to any Pledgor with respect to any such additional equity, partnership, membership or other ownership interests shall be delivered to and held by Secured Party under the terms hereof in the same manner as the Pledged Collateral originally pledged hereunder.  No distribution may be paid to or retained by any Pledgor unless expressly permitted in writing by the Loan Agreement.  Immediately upon the issuance of any such new, substituted or additional interests, Pledgor shall deliver written notice of such issuance to Secured Party, which such written notice shall include an updated and amended Schedule I, as the case may be, to this Agreement, which shall upon delivery be deemed to have amended and restated the previously effective version of such Schedule I.

12. So long as no Event of Default has occurred under the Loan Agreement, and, until Secured Party notifies Pledgor in writing after the occurrence and during the continuance of any such Event of Default of the exercise of Secured Party’s rights hereunder, Pledgor shall retain the sole right to vote the Pledged Collateral and exercise all rights of ownership with respect to all corporate or limited liability company questions for all purposes not inconsistent with the terms hereof.

13. Secured Party shall have no obligation to take any steps to preserve, protect or defend the rights of any Pledgor or Secured Party in the Pledged Collateral against other parties.  Secured Party shall have no obligation to sell or otherwise deal with the Pledged Collateral at any time for any reason, whether or not upon request of any Pledgor, and whether or not the value of the Pledged Collateral, in the opinion of Secured Party or any Pledgor, is more or less than the aggregate amount of the Obligations secured hereby, and any such refusal or inaction by Secured Party shall not be deemed a breach of any duty which Secured Party may have under law to preserve the Pledged Collateral.  Except as provided by applicable law, no duty, obligation or responsibility of any kind is intended to be delegated to or assumed by Secured Party at any time with respect to the Pledged Collateral.

14. To the extent Secured Party is required by law to give Pledgor prior notice of any public or private sale, or other disposition of the Pledged Collateral, Pledgor agrees that ten (10) days prior written notice to Pledgor shall be a commercially reasonable and sufficient notice of such sale or other intended disposition.  Pledgor further recognizes and agrees that if the Pledged Collateral, or a portion thereof, threatens to decline speedily in value or is of a type customarily sold on a recognized market, Pledgor shall not be entitled to any prior notice of sale or other intended disposition.

15. Pledgor shall indemnify, defend and hold harmless Secured Party from and against any and all claims, losses and liabilities resulting from any breach by Pledgor of its representations and covenants under this Agreement.  Without contradicting or limiting the generality of the foregoing, the provisions of Section 12.2 of the Loan Agreement are applicable to this Agreement and are incorporated herein by reference

16. Except as and if expressly provided otherwise under the Loan Agreement or any other Loan Document, Pledgor hereby waives notice of (a) acceptance of this Agreement, (b) the existence and incurrence from time to time of any Obligations, (c) the existence of any Event of Default or Default, the making of demand, or the taking of any action by Secured Party under the Loan Agreement and (d) demand and default hereunder.

17. Except as and if expressly provided otherwise under the Loan Agreement or any other Loan Document, Pledgor hereby consents and agrees that Secured Party may at any time or from time to time pursuant to the Loan Agreement (a) extend or change the time of payment and/or the manner, place or terms of payment of any and all Obligations, (b) supplement, amend, restate, supersede, or replace the Loan Agreement or any other Loan Documents, (c) renew, extend, modify, increase or decrease loans and extensions of credit under the Loan Agreement, (d) modify the terms and conditions under which loans and extensions of credit may be made under the Loan Agreement, (e) settle, compromise or grant releases for any Obligations and/or any person or persons liable for payment of any Obligations, (f) exchange, release, surrender, sell, subordinate or compromise any collateral of any party now or hereafter securing any of the Obligations, and (g) apply any and all payments received from any source by Secured Party at any time against the Obligations in any order as Secured Party may determine; all of the foregoing in such manner and upon such terms as Secured Party may determine and without notice to or further consent from any Pledgor and without impairing or modifying the terms and conditions of this Agreement which shall remain in full force and effect.

18. This Agreement shall remain in full force and effect and shall not be limited, impaired or otherwise affected in any way by reason of (a) any delay in making demand on any Pledgor for or delay in enforcing or failure to enforce, performance or payment of Pledgor’s obligations, (b) any failure, neglect or omission on Secured Party’s part to perfect any lien upon, protect, exercise rights against, or realize on, any property of Pledgor or any other party securing the Obligations, (c) any failure to obtain, retain or preserve, or the lack of prior enforcement of, any rights against any person or persons or in any property, (d) the invalidity or unenforceability of any Obligations or rights in any Collateral under the Security Documents, (e) the existence or nonexistence of any defenses which may be available to any Pledgor with respect to the Obligations or (f) the commencement of any bankruptcy, reorganization, liquidation, dissolution, receivership or other analogous proceeding or case filed by or against any Pledgor.

19. Without limiting the generality of and notwithstanding anything to the contrary provided for in Section 7 of the Loan Agreement or in any other Loan Document, Pledgor covenants and agrees that Pledgor shall not, without the prior written consent of Secured Party, sell, encumber or grant any Lien, security interest or option on or with respect to any of the Pledged Collateral.

20. Pledgor hereby authorizes and instructs each issuer of the Pledged Collateral to comply with any instruction received by it from Secured Party in writing without any other or further instructions from any Pledgor, and Pledgor agrees that each such Issuer shall be fully protected in so complying.

21. No failure or delay by Secured Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.  Any reference in this Agreement to the “continuing” nature of any Event of Default shall not be construed as establishing or otherwise indicating that any Pledgor or any other Credit Party has the independent right to cure any such Event of Default, but is rather presented merely for convenience should such Event of Default be waived in accordance with the terms of the applicable Loan Documents.

22. This Agreement constitutes the entire agreement between the parties hereto regarding the subject matter hereof and may be modified only by a written instrument signed by Pledgor and Secured Party.

23. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles.

24. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

25. Any notices which Secured Party may provide to Pledgor herein shall be given in the manner and by the means provided for in Section 10 of the Loan Agreement.

26. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

27. PLEDGOR AND SECURED PARTY (BY ITS ACCEPTANCE HEREOF) HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND TO THE FULLEST EXTENT PERMITTED BY LAW WAIVE ANY RIGHTS THAT IT MAY HAVE TO CLAIM OR RECEIVE CONSEQUENTIAL OR SPECIAL DAMAGES IN CONNECTION WITH ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

28. The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

29. Time is of the essence in Pledgor’s performance under this Agreement.

30. PLEDGOR WAIVES THE BENEFIT OF ANY AND EVERY STATUTE, ORDINANCE, OR RULE OF COURT WHICH MAY BE LAWFULLY WAIVED CONFERRING UPON PLEDGOR ANY RIGHT OR PRIVILEGE OF EXEMPTION, HOMESTEAD RIGHTS, STAY OF EXECUTION, OR SUPPLEMENTARY PROCEEDINGS, OR OTHER RELIEF FROM THE ENFORCEMENT OR IMMEDIATE ENFORCEMENT OF A JUDGMENT OR RELATED PROCEEDINGS ON A JUDGMENT.

(Signature Page Follows)

(Signature Page to Canadian Collateral Pledge Agreement)

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first set forth above.

PLEDGOR:	STELLAR PHARMACEUTICALS INC.

	By:	/s/ Robert Harris
Robert Harris
Chief Executive Officer

(Signature Page to Canadian Collateral Pledge Agreement)

SECURED PARTY:	MIDCAP FUNDING III, LLC, a Delaware limited liability company

	By:	/s/ Joshua Groman
Joshua Groman, PhD.
Managing Director

EXHIBIT A

PLEDGE INSTRUCTION

BY THIS PLEDGE INSTRUCTION, dated as of May 11, 2012, STELLAR PHARMACEUTICALS INC. (“Pledgor”) hereby instructs each of Tribute Pharma Canada Inc. and Tribute Pharmaceuticals Canada Ltd. (individually and collectively, “Company”), to register a pledge and security interest in, of and to all of Pledgor’s right, title and interest in the Company now and hereafter owned by Pledgor (“Interests”) in favor of MIDCAP FUNDING III, LLC, as Agent (“Secured Party”).

1. Pledge Instructions.  The Company is hereby instructed by Pledgor to register all of Pledgor’s right, title and interest in and to all of Pledgor’s Interests as subject to a pledge and security interest in favor of Secured Party who, upon such registration of pledge, shall become a registered pledgee of the Interests with all rights incident thereto.  In connection with such pledge, Pledgor also hereby instructs and authorizes the Company to comply with any instructions originated by the Secured Party with respect to the Interests without further consent of Pledgor.

2. Acknowledgment of Registration Statement.  The Company is hereby instructed by Pledgor to promptly inform Secured Party of the registration of the pledge by sending a Pledge Acknowledgment, substantially in the form of Exhibit I attached hereto, to Secured Party at the address of 7255 Woodmont Ave., Suite 200, Bethesda, MD 20814, Attn:  General Counsel, with a copy to Pledgor at the address of 544 Egerton Street, London, Ontario, N5W3Z8, Attn:  President.

3. Warranties of Pledgor.  Pledgor hereby warrants that (i) Pledgor is an appropriate person to originate this instruction, and (ii) Pledgor is entitled to effect the instruction given herein.

IN WITNESS WHEREOF, Pledgor has caused this Pledge Instruction to be duly executed and delivered as of the date first above written.

PLEDGOR: STELLAR PHARMACEUTICALS INC.,

By:
Name :
Title :

Exhibit A – Page 1

EXHIBIT B

PLEDGE ACKNOWLEDGMENT

THIS STATEMENT IS MERELY A RECORD OF THE RIGHTS OF THE ADDRESSEE AS OF THE TIME OF ISSUANCE.  DELIVERY OF THIS STATEMENT, OF ITSELF, CONFERS NO RIGHTS ON THE RECIPIENT.  THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.

PLEDGOR
Stellar Pharmaceuticals Inc.
57 Martin Street
Milton, Ontario, Canada, L9T 2R1

MIDCAP FUNDING III, LLC, as Agent
7255 Woodmont Ave., Suite 200
Bethesda, MD 20814
Attn:  Account Manager for Stellar Pharmaceuticals

On the 11th day of May, 2012, the undersigned, Tribute Pharma Canada Inc. (“Company”), registered on its books and records the pledge of all of the equity interests in Company owned by Stellar Pharmaceuticals Inc. (“Pledgor”), which as of the date hereof is 100% of the equity interests of Company (“Interest”), in favor of MIDCAP FUNDING III, LLC, as Agent (“Secured Party”).  To the knowledge of the undersigned (including, without limitation, any information which may appear on the undersigned’s books and records) there are no other liens, restrictions or adverse claims to which the Interest is, or may be subject, as of the date hereof.  In accordance with the instruction and authorization received by the Company from Pledgor, the Company will hereafter comply with instructions originated by Secured Party with respect to the Interests without further consent of Pledgor.

TRIBUTE PHARMA CANADA INC.

By:
Name :
Title :

Exhibit B – Page 1

THIS STATEMENT IS MERELY A RECORD OF THE RIGHTS OF THE ADDRESSEE AS OF THE TIME OF ISSUANCE.  DELIVERY OF THIS STATEMENT, OF ITSELF, CONFERS NO RIGHTS ON THE RECIPIENT.  THIS STATEMENT IS NEITHER A NEGOTIABLE INSTRUMENT NOR A SECURITY.

PLEDGOR
Stellar Pharmaceuticals Inc.
57 Martin Street
Milton, Ontario, Canada, L9T 2R1

MIDCAP FUNDING III, LLC, as Agent
7255 Woodmont Ave., Suite 200
Bethesda, MD 20814
Attn:  Account Manager for Stellar Pharmaceuticals

On the 11th day of May, 2012, the undersigned, Tribute Pharmaceuticals Canada Ltd. (“Company”), registered on its books and records the pledge of all of the equity interests in Company owned by Stellar Pharmaceuticals Inc. (“Pledgor”), which as of the date hereof is 100% of the equity interests of Company (“Interest”), in favor of MIDCAP FUNDING III, LLC, as Agent (“Secured Party”).  To the knowledge of the undersigned (including, without limitation, any information which may appear on the undersigned’s books and records) there are no other liens, restrictions or adverse claims to which the Interest is, or may be subject, as of the date hereof.  In accordance with the instruction and authorization received by the Company from Pledgor, the Company will hereafter comply with instructions originated by Secured Party with respect to the Interests without further consent of Pledgor.

TRIBUTE PHARMACEUTICALS CANADA LTD.

By:
Name :
Title :

Exhibit B – Page 2

SCHEDULE I

PLEDGED COLLATERAL

The following Collateral is hereby pledged by Pledgor to Secured Party pursuant to the Collateral Pledge Agreement to which this Schedule is attached:

A.	Pledged Shares

Pledgor	Name of Corporation.	Province of Incorp. of Issuer	Total Number of Shares per Class Authorized to be Issued	Total Number of Shares Issued per Class	Number of Shares to be Pledged	Stock Certificate Number
Stellar Pharmaceuticals Inc.	Tribute Pharma Canada Inc.	Ontario	Unlimited common shares	182	182	3
Stellar Pharmaceuticals Inc.	Tribute Pharmaceuticals Canada Ltd.	Ontario	Unlimited common shares	182	182	3

Schedule I – Page 1

SCHEDULE II

Pledgor Information

STELLAR PHARMACEUTICALS INC.

Province of Organization	Ontario
Type of Organization	Corporation

Schedule II – Page 1